UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
April 26, 2006

STATE NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Texas	000-51548	75-2641879
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas 76137
(Address of principal executive offices) (Zip Code)
(817) 547-1150
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
This information set forth under “Item 2.02. Results of Operations and Financial Condition,” including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
On April 26, 2006, State National Bancshares, Inc. issued a press release announcing its results of operations and financial condition for the quarter ended March 31, 2006. A copy of the press release is attached as Exhibit 99.
Non-GAAP Financial Measure
The press release attached as Exhibit 99 includes references to “Cash EPS,” which is a non-GAAP financial measure. While the Corporation believes that this non-GAAP financial measure is useful in evaluating the Corporation, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, this non-GAAP financial measure may differ from similar measures presented by other companies.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits

Exhibit 99	Press release dated April 26, 2006, issued by State National Bancshares, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE NATIONAL BANCSHARES, INC.
Date: April 27, 2006	By:	/s/ Don E. Cosby
Don E. Cosby, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press release dated April 26, 2006, issued by State National Bancshares, Inc.